Exhibit 99.1

NEWS RELEASE	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 americanrailcar.com
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC.'S WHOLLY OWNED SUBSIDIARY
ANNOUNCES SUCCESSFUL CONSENT SOLICITATION FROM ITS NOTEHOLDERS

ST. CHARLES, MO (April 17, 2018) - American Railcar Industries, Inc. (NASDAQ: ARII) (“ARI” or the “Company”) today announced that our wholly owned subsidiary, Longtrain Leasing III, LLC (“Longtrain”), has successfully completed it consent solicitation and has obtained the approvals necessary to allow ARI to manage the railcars owned by Longtrain.

Specifically, Longtrain has received consents from the holders of approximately 88% in aggregate principal balance of its unpaid and outstanding 2.98% Fixed Rate Secured Railcar Equipment Notes, Class A-1 (the “Class A-1 Notes”) and its 4.06% Fixed Rate Secured Railcar Equipment Notes, Class A-2 (the “Class A-2 Notes,” and together with the Class A-1 Notes, the “Notes”) to the approval of an amendment (the “First Indenture Supplement”) to the indenture governing such Notes (the “Indenture”) to allow ARI to act as the manager of the railcars that serve as collateral under the Indenture, and entry into new agreements providing for such management, including a replacement management agreement and new lease administration and collateral agency agreements (collectively, the “New Agreements”). Accordingly, Longtrain entered into the First Indenture Supplement and the New Agreements on April 17, 2018.

Approval of the First Indenture Supplement and the New Agreements required the consent of the holders of not less than a majority in aggregate of the total principal balance of the Notes that remain unpaid and outstanding at the time of the consent solicitation (other than ARI and its affiliates). The consent solicitation expired at 5:00 p.m., New York City time, on April 10, 2018.

Longtrain intends to pay the consent fee, equal to $1.50 per $1,000 of the respective outstanding principal balance of Notes held or beneficially held by such holders with respect to which such holders have consented, as promptly as practicable, on the terms and subject to the conditions set forth in the Consent Solicitation Statement dated March 26, 2018 (the “Consent Solicitation Statement”), and the accompanying consent form, to holders of Notes who validly and timely delivered executed consent forms (and did not validly revoke such consent forms) in the manner described in the Consent Solicitation Statement and the consent form.

This announcement is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any Notes or other securities. This announcement is also not a solicitation of consents with respect to the Notes or other securities.

About American Railcar Industries, Inc.
ARI is a prominent North American designer and manufacturer of hopper and tank railcars. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. ARI manufactures and sells railcars, custom designed railcar parts, and other industrial products. ARI and its subsidiaries also lease railcars manufactured by the Company to certain markets. In addition, ARI and its subsidiaries provide railcar repair services through its various repair facilities, including mini-shops and mobile units, offering a range of services from full to light repair. More information about American Railcar Industries, Inc. is available on its website at americanrailcar.com or call the Investor Relations Department, 636.940.6000.

Forward Looking Statement Disclaimer
This press release contains statements relating to the Company's objectives, long-term strategies and/or future business prospects, events and plans that are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding: the Company’s management of its and its subsidiaries’ railcars, the Company’s intent to pay a consent fee upon the completion of certain conditions, and the Company’s strategic objectives and long-term strategies. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Potential risks and uncertainties that could adversely affect our business and prospects include, without limitation, risks relating to our continuing transition to manage our leasing business in-house and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.